Exhibit 99.1
ICU Medical, Inc. Announces Fourth Quarter and Fiscal Year 2016 Results

SAN CLEMENTE, Calif., March 1, 2017 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical devices used in infusion therapy, oncology and critical care applications, today announced financial results for the fourth quarter and fiscal year ended December 31, 2016.

Fourth Quarter 2016 Results
Fourth quarter 2016 revenue was $95.7 million, compared to $90.4 million in the same period last year. GAAP net income for the fourth quarter of 2016 was $9.5 million, or $0.54 per diluted share, as compared to GAAP net income of $5.5 million, or $0.33 per diluted share, for the fourth quarter of 2015. Adjusted diluted earnings per share for the fourth quarter of 2016 were $1.20 as compared to $0.96 for the fourth quarter of 2015. Also, adjusted EBITDA was $34.3 million for the fourth quarter of 2016 as compared to $30.1 million for the fourth quarter of 2015.

Full Fiscal Year 2016 Results
Fiscal year 2016 revenue was $379.4 million, compared to $341.7 million in the same period last year. GAAP net income for fiscal year 2016 was $63.1 million, or $3.66 per diluted share, as compared to GAAP net income of $45.0 million, or $2.73 per diluted share, for fiscal year 2015. Adjusted diluted earnings per share for fiscal year 2016 were $4.88 as compared to $3.96 for fiscal year 2015. Also, adjusted EBITDA was $134.1 million for fiscal year 2016 as compared to $113.9 million for fiscal year 2015.

Adjusted EBITDA and adjusted diluted earnings per share are measures calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Vivek Jain, ICU Medical's Chief Executive Officer, said, "We are pleased with our revenue, adjusted EBITDA, and adjusted earnings per share results in the fourth quarter. Our growth was driven by continued strength in our Direct Channels for infusion therapy and oncology market segments."

Revenue for the three and twelve months ended December 31, 2016 and 2015 were as follows:

	(dollars in millions)
	Three months ended December 31, 2016			Three months ended December 31, 2015
Market Segment	Direct	OEM	Total	Direct	OEM	Total	Total Change
Infusion Therapy	$43.5	$25.9	$69.4	$36.7	$28.7	$65.4	$4.0
Critical Care	13.3	0.1	13.4	13.0	—	13.0	0.4
Oncology	9.5	3.2	12.7	7.3	4.3	11.6	1.1
Other	0.1	0.1	0.2	0.3	0.1	0.4	(0.2)
	$66.4	$29.3	$95.7	$57.3	$33.1	$90.4	$5.3

	(dollars in millions)
	Year ended December 31, 2016			Year ended December 31, 2015
Market Segment	Direct	OEM	Total	Direct	OEM	Total	Total Change
Infusion Therapy	$162.5	$110.1	$272.6	$132.6	$112.1	$244.7	$27.9
Critical Care	53.5	0.1	53.6	54.3	—	54.3	(0.7)
Oncology	37.6	14.7	52.3	26.9	14.6	41.5	10.8
Other	0.7	0.2	0.9	1.0	0.2	1.2	(0.3)
	$254.3	$125.1	$379.4	$214.8	$126.9	$341.7	$37.7

The Company ended the fourth quarter with a strong balance sheet. As of December 31, 2016, cash, cash equivalents and investment securities totaled $445.1 million and working capital was $528.6 million. Additionally, the Company generated operating cash flow of $89.9 million for the fiscal year of 2016.

Fiscal Year 2017 Guidance

For the fiscal year of 2017, the Company expects revenue to be in the range of $1.2 billion to $1.25 billion; adjusted diluted earnings per share to be in the range of $3.55 to $3.90, and adjusted EBITDA to be in the range of $165 million to $175 million.

Conference Call

The Company will be conducting a conference call at 4:30 p.m. EST (1:30 p.m. PST), today, Wednesday, March 1, 2017. The call can be accessed at 800-936-9761, international 408-774-4587, conference ID 72955804. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available for replay.

About ICU Medical, Inc.

ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical devices used in vascular therapy, oncology and critical care applications. ICU Medical's product portfolio includes IV smart pumps, sets, connectors, closed transfer devices for hazardous drugs, cardiac monitoring systems, along with pain management and safety software technology designed to help meet clinical, safety and workflow goals. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical, Inc. can be found at www.icumed.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including our full year 2017 guidance. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all, changes in product mix, increased competition from competitors, lack of continued growth or improving efficiencies, unexpected changes in the Company's arrangements with its largest customers and the Company’s ability to meet expectations regarding integration of the Hospira infusion systems business. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission. Information contained in this press release is as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)
(unaudited)

	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$445,082	$336,164
Short-term investment securities	—	41,233
TOTAL CASH, CASH EQUIVALENTS AND INVESTMENT SECURITIES	445,082	377,397
Accounts receivable, net	56,161	57,847
Inventories	49,264	43,632
Prepaid income taxes	11,235	14,366
Prepaid expenses and other current assets	7,355	7,631
Assets held for sale	—	4,134
Total current assets	569,097	505,007

PROPERTY AND EQUIPMENT, net	85,696	74,320
GOODWILL	5,577	6,463
INTANGIBLE ASSETS, net	22,383	23,936
DEFERRED INCOME TAXES	21,935	17,099
TOTAL ASSETS	$704,688	$626,825
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$14,641	$13,670
Accrued liabilities	25,896	28,948
Total current liabilities	40,537	42,618

LONG-TERM LIABILITIES	1,107	1,476
DEFERRED INCOME TAXES	1,370	1,372
INCOME TAX LIABILITY	1,519	1,488
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock	—	—
Common stock	1,633	1,608
Additional paid-in capital	162,828	145,125
Treasury stock, at cost	(14)	—
Retained earnings	516,980	453,896
Accumulated other comprehensive loss	(21,272)	(20,758)
Total stockholders’ equity	660,155	579,871
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$704,688	$626,825

ICU MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(unaudited)

	Year ended December 31,
	2016	2015	2014
REVENUES:
Net sales	$379,339	$341,254	$308,770
Other	33	414	490
TOTAL REVENUE	379,372	341,668	309,260
COST OF GOODS SOLD	177,974	160,871	157,859
GROSS PROFIT	201,398	180,797	151,401
OPERATING EXPENSES:
Selling, general and administrative	89,426	83,216	88,939
Research and development	12,955	15,714	18,332
Restructuring and strategic transaction	15,348	8,451	5,093
Gain on sale of building	—	(1,086)	—
Legal settlements	—	1,798	—
Impairment of assets held for sale	728	4,139	—
TOTAL OPERATING EXPENSES	118,457	112,232	112,364
INCOME FROM OPERATIONS	82,941	68,565	39,037
BARGAIN PURCHASE GAIN	1,456	—	—
OTHER INCOME	767	1,134	755
Income before income taxes	85,164	69,699	39,792
PROVISION FOR INCOME TAXES	(22,080)	(24,714)	(13,457)
NET INCOME	$63,084	$44,985	$26,335
NET INCOME PER SHARE
Basic	$3.90	$2.84	$1.72
Diluted	$3.66	$2.73	$1.68
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	16,168	15,848	15,282
Diluted	17,254	16,496	15,647

ICU MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(unaudited)

	Three months ended December 31,
	2016	2015
REVENUES:
Net sales	$95,680	$90,378
Other	8	9
TOTAL REVENUE	95,688	90,387
COST OF GOODS SOLD	44,928	42,130
Gross profit	50,760	48,257
OPERATING EXPENSES:
Selling, general and administrative	22,598	22,519
Research and development	2,654	4,057
Restructuring and strategic transaction	11,009	5,040
Impairment of assets held for sale	728	4,139
Total operating expenses	36,989	35,755
Income from operations	13,771	12,502
OTHER INCOME	318	139
Income before income taxes	14,089	12,641
PROVISION FOR INCOME TAXES	(4,577)	(7,178)
NET INCOME	$9,512	$5,463
NET INCOME PER SHARE
Basic	$0.58	$0.34
Diluted	$0.54	$0.33
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	16,331	16,020
Diluted	17,563	16,697

ICU MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Year ended December 31,
	2016	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$63,084	$44,985	$26,335
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,050	18,073	19,447
Provision for doubtful accounts	—	54	34
Provision for warranty and returns	559	52	(360)
Stock compensation	15,242	12,827	9,592
Loss (gain) on disposal of property and equipment	59	(1,106)	8
Bond premium amortization	1,355	1,670	2,188
Impairment of assets held for sale	728	4,139	—
Bargain purchase gain	(1,456)	—	—
Other	75	—	—
Changes in operating assets and liabilities:
Accounts receivable	744	(20,515)	4,912
Inventories	(5,501)	(8,337)	(3,836)
Prepaid expenses and other assets	(3,028)	(1,832)	1,970
Accounts payable	(463)	3,118	(621)
Accrued liabilities	(1,221)	9,454	2,344
Income taxes, including excess tax benefits and deferred income taxes	714	1,613	4,327
Net cash provided by operating activities	89,941	64,195	66,340
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(23,361)	(12,984)	(16,604)
Proceeds from sale of assets	—	3,592	5
Proceeds from the disposal of assets held for sale, net	3,268	—	—
Intangible asset additions	(1,192)	(951)	(989)
Business acquisitions, net of cash acquired	(2,584)	(56,786)	—
Proceeds from sale of business	—	28,970	—
Purchases of investment securities	(118,384)	(56,137)	(93,588)
Proceeds from sale of investment securities	158,534	83,054	89,426
Net cash provided by (used in) investing activities	16,281	(11,242)	(21,750)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	17,346	15,042	16,998
Proceeds from employee stock purchase plan	2,361	2,162	2,485
Purchase of treasury stock	(17,235)	(1,523)	(5,836)
Net cash provided by financing activities	2,472	15,681	13,647
Effect of exchange rate changes on cash	224	(8,282)	(8,447)
NET INCREASE IN CASH AND CASH EQUIVALENTS	108,918	60,352	49,790
CASH AND CASH EQUIVALENTS, beginning of period	336,164	275,812	226,022
CASH AND CASH EQUIVALENTS, end of period	$445,082	$336,164	$275,812

Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation. The non-GAAP financial measures included in this press release are adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS").
Adjusted EBITDA excludes the following items:
Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.
Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.
Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.
Restructuring and strategic transaction: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.
Gain on sale of building: Occasionally, we may sell certain assets if no longer needed for current operations. We exclude any gains or losses recognized on the sale of these assets in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.
Legal settlement: We may incur charges or benefits as well as legal costs related to litigation and other contingencies. We exclude these charges or benefits, when significant as well as the legal costs associated with significant legal matters, because we do not believe they are an indication of our operating performance.
Impairment of assets held for sale: We have excluded the effect of the impairment on assets held for sale in calculating our non-GAAP adjusted EBITDA and non-GAAP adjusted earnings per share. Impairments on assets no longer used in operations are not reflective of our ongoing business and operating results.
Bargain purchase gain: We may incur a bargain purchase gain on certain acquisitions if the fair market value of the identifiable assets acquired and liabilities assumed, net of deferred taxes exceeds the total consideration paid. We exclude such gains as they are related to acquisitions and have no direct correlation to the operation of our ongoing business.
Adjusted Diluted EPS excludes, net of tax, intangible asset amortization expense, stock compensation expense, restructuring and strategic transaction, gain on sale of building, legal settlement, impairment of assets held for sale and bargain purchase gain, which was tax free. We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment.
From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.
The following tables reconcile our GAAP and non-GAAP financial measures:

ICU Medical, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Amounts in thousands, except per share data)
(unaudited)

	Adjusted EBITDA
	Q4		Year Ended
	2016	2015	2016	2015
GAAP net income	$9,512	$5,463	$63,084	$44,985

Non-GAAP adjustments:
Stock compensation expense	3,778	3,522	15,242	12,827
Depreciation and amortization expense	4,699	4,807	19,050	18,073
Restructuring and strategic transaction expense	11,009	5,040	15,348	8,451
Gain on sale of building	—	—	—	(1,086)
Legal settlements	—	—	—	1,798
Impairment of assets held for sale	728	4,139	728	4,139
Bargain purchase gain	—	—	(1,456)	—
Provision for income taxes	4,577	7,178	22,080	24,714
Total non-GAAP adjustments	24,791	24,686	70,992	68,916

Adjusted EBITDA	$34,303	$30,149	$134,076	$113,901

	Adjusted diluted earnings per share
	Q4		Year Ended
	2016	2015	2016	2015
GAAP diluted earnings per share	$0.54	$0.33	$3.66	$2.73

Non-GAAP adjustments:
Stock compensation expense	$0.22	$0.21	$0.88	$0.78
Amortization expense	$0.04	$0.04	$0.16	$0.13
Restructuring and strategic transaction expense	$0.63	$0.30	$0.89	$0.51
Gain on sale of building	$—	$—	$—	$(0.07)
Legal settlements	$—	$—	$—	$0.11
Impairment of assets held for sale	$0.04	$0.25	$0.04	$0.25
Bargain purchase gain	$—	$—	$(0.08)	$—
Estimated income tax impact from adjustments	$(0.27)	$(0.17)	$(0.67)	$(0.48)
Adjusted diluted earnings per share	$1.20	$0.96	$4.88	$3.96

ICU Medical, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures - Fiscal Year 2017 Outlook
(In millions, except per share data)
(unaudited)

	Low End of Guidance	High End of Guidance
GAAP net income	$59	$66

Non-GAAP adjustments:
Stock compensation expense	18	18
Depreciation and amortization expense	62	62
Provision for income taxes	26	29
Total non-GAAP adjustments	106	109

Adjusted EBITDA	$165	$175

GAAP diluted earnings per share	$2.89	$3.24

Non-GAAP adjustments:
Stock compensation expense	$0.86	$0.86
Amortization expense	$0.14	$0.14
Estimated income tax impact from adjustments	$(0.34)	$(0.34)
Adjusted diluted earnings per share	$3.55	$3.90

CONTACT:
ICU Medical, Inc.
Scott Lamb, Chief Financial Officer
(949) 366-2183

ICR, Inc.
John Mills, Partner
(646) 277-1254